Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2019 Equity Incentive Plan, 2019 Employee Stock Purchase Plan, and 2022 Inducement Plan of Harpoon Therapeutics, Inc. of our report dated March 27, 2023, with respect to the financial statements of Harpoon Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Mateo, California

January 5, 2024